UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2024

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

450 Clark Dr., Budd Lake, NJ  07828

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 14, 2024, EMCORE Corporation (the “Company”) received a written notice (the “Original Notice”) from HCP-FVI, LLC, as administrative agent for the lenders (the “Agent”), under that certain Credit Agreement, dated August 9, 2022 (together with all forbearances, amendments and modifications prior to the date hereof, the “Credit Agreement”) by and among the Company, the domestic subsidiaries of the Company from time to time party thereto (together with the Company, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and the Agent, that an alleged event of default has occurred.

The Original Notice specifies that in the Agent’s view, certain defaults have occurred under the Credit Agreement due to the Borrowers’ failure to: (i) provide a consolidated balance sheet of the Company and its subsidiaries together without a “going concern” or like qualification or exception (the “Going Concern Default”), (ii) deliver a compliance certificate with financial reporting along with concurrent analysis (the “Compliance Certificate Default”), (iii) deliver notice to the Lenders as to election to pay all or a portion of interest as PIK interest prior to the payment deadlines of May 1, 2024 and June 1, 2024 (the “Notice Default”), and (iv) provide certain projections as required under the Credit Agreement (the “Projections Default”). As a result of these alleged defaults, the Original Notice stated that the Agent is exercising its right to accrue interest at the default rate of 18% beginning May 1, 2024 and that the Borrowers are required to appoint a Chief Restructuring Officer in accordance with the terms of the Credit Agreement, the selection of whom is subject to the consent of the Lenders.

On June 21, 2024, the Company received a subsequent written notice (the “Subsequent Notice” and, together with the Original Notice, the “Notices”) from the Agent in which the Agent stated that it would not be accelerating the amounts owed under the Credit Agreement nor taking any remedies afforded to it under the Credit Agreement other than accruing interest at the default rate of 18% for the seven day period beginning June 21, 2024. The Subsequent Notice further states that the Agent is not waiving any Lenders’ rights or remedy available under the Credit Agreement.

The Company does not agree with the Agent that a Going Concern Default or a Projections Default has occurred under the Credit Agreement. Further, while the Company acknowledges that a default occurred with respect to the Compliance Certificate Default and the Notice Default, the Company has cured these defaults as of June 8, 2024 and June 5, 2024, respectively, in accordance with the terms of the Credit Agreement, and as such, does not believe any such default continues to exist.

The Company has responded to the Original Notice advising the Agent that no default or event of default under the Credit Agreement currently exists for the reasons described above. The Company is engaged in good faith discussions with the Agent regarding mechanisms to address the Notices and prevent such an event in the future.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 17, 2024, Noel Heiks resigned from the Company’s Board of Directors effective on June 17, 2024. Effective on June 21, 2024, the Board of Directors appointed (i) Jeffrey J. Roncka to serve as a new member of the Audit Committee and (ii) Bruce E. Grooms to serve as Chairperson of the Compensation Committee.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s belief regarding whether certain defaults or events of default have occurred, discussions with the Agent to address the Notices and the resolution of the matters thereunder, and the timing of any of the foregoing. These forward-looking statements are based on management’s current beliefs, intentions and expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the Company’s assumptions related to any of the alleged defaults and the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2023, and subsequent reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s beliefs, intentions and expectations as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
June 21, 2024	Title:	Chief Financial Officer